Exhibit 1.1

LIVE OAK BANCSHARES, INC.

4,000,000 Depositary Shares
Each Representing a 1/40th
Interest in a Share of
8.375% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock

UNDERWRITING AGREEMENT
July 28, 2025

July 28, 2025

Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Keefe, Bruyette & Woods, Inc.
As Representatives of the several underwriters named herein
c/o    Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, NY 10281
c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, Fourth Floor
New York, NY 10019
Ladies and Gentlemen:
Live Oak Bancshares, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 4,000,000 depositary shares (the “Depositary Shares”), each such depositary share representing ownership of a 1/40th interest in a share of 8.375% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock, without par value per share, of the Company (“Preferred Stock”), in the respective amounts set forth in Schedule I hereto. Shares of Preferred Stock will be, when issued, deposited by the Company against delivery of depositary receipts (“Depositary Receipts”) to be issued by Broadridge Corporate Issuer Solutions, Inc. as depositary (the “Depositary”) under the Deposit Agreement, to be dated as of the Closing Date (as defined in Section 4), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”). Each Depositary Receipt will evidence one or more Depositary Shares. The aforesaid 4,000,000 Depositary Shares (the “Shares”) to be purchased by the Underwriters, together with the underlying Preferred Stock, are hereinafter called, collectively, the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-269263) relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated January 17, 2023 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters as of the date hereof and as of the Closing Date (as defined herein) that:
(a)The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
(b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
(c)The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
(d)Neither the Company nor any of its subsidiaries, taken as a whole, has, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Time of Sale Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options, restricted stock, restricted stock units, or other equity awards in the ordinary course of business pursuant to the Company’s equity compensation plans that are described in the Time of Sale Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Time of Sale Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development reasonably likely to involve a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Time of Sale Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities, or to consummate the transactions contemplated in the Time of Sale Prospectus and the Prospectus.
(e)The Company and its subsidiaries have good and marketable title in fee simple to all material real property owned by them and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
(f)Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each subsidiary of the Company required to be listed in the Registration Statement has been so listed.
(g)The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the voting and non-voting common stock contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(h)The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this

Agreement and the Deposit Agreement and, when issued and delivered by the Company pursuant to this Agreement and the Deposit Agreement against payment of the consideration set forth herein, will be validly issued and, upon deposit of the Preferred Stock with the Depositary pursuant to the Deposit Agreement, and the due execution of the Deposit Agreement and the Depositary Receipts by the Depositary, will be entitled to the rights and the benefits of the Deposit Agreement, fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and will not have been issued in violation of or subject to any preemptive or similar rights.
(i)The Preferred Stock represented by the Shares has been duly authorized and, when the Shares are issued and delivered against payment therefor pursuant to this Agreement, and upon the execution and effectiveness of the Articles of Amendment creating the rights and privileges of the Preferred Stock (the “Designation”), the Preferred Stock will be validly issued, fully paid and non-assessable, and will have the rights set forth in the Designation, and the issuance of the Preferred Stock is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and the Preferred Stock will not have been issued in violation of or subject to any preemptive or similar rights. Prior to the Closing Date, the Designation will have been duly filed with the Secretary of State of the State of North Carolina.
(j)The Deposit Agreement has been duly authorized by the Company and, at the Closing Date, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles. The Deposit Agreement conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The deposit of the Preferred Stock in respect of the Depositary Shares by the Company in accordance with the Deposit Agreement has been duly authorized and upon due issuance by the Depositary of the Depositary Receipts evidencing the Depositary Shares against the deposit of Preferred Stock in accordance with the provisions of the Deposit Agreement and payment therefor in accordance with this Agreement, the Depositary Receipts will be duly and validly issued and will entitle the persons in whose names the Depositary Receipts are registered to the rights specified therein and in the Deposit Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles.
(k)The issue and sale of the Securities and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the articles of incorporation or bylaws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the

Securities or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except for (a) a Form 8-A registering the Depositary Shares, (b) the filing of the Designation for the Securities with the Secretary of State of the State of North Carolina prior to the Closing Date, (c) an application to list the Depositary Shares on the New York Stock Exchange (“NYSE”), (d) such as have been obtained or as may be required under the Securities Act, the approval by the Financial Industry Regulatory Authority, Inc. of the underwriting terms and arrangements, the rules of NYSE, or (e) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.
(l)Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(m)The statements set forth in the Time of Sale Prospectus and Prospectus under the captions “Description of Series A Preferred Stock” and “Description of Depositary Shares” insofar as they purport to constitute a summary of the terms of the Preferred Stock, under the caption “Material U.S. Federal Income Tax Considerations” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.
(n)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
(o)Other than as set forth in the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(p)Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(q)The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(s)(i) Forvis Mazars, LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time of issuing its report, was an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and (ii) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements filed with the Commission and incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(t)Except as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Commission on March 18, 2025, and Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which was filed with the Commission on May 7, 2025, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.
(u)Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting, except as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Commission on March 18, 2025, and Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which was filed with the Commission on May 7, 2025.

(v)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective, except as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Commission on March 18, 2025, and Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which was filed with the Commission on May 7, 2025.
(w)This Agreement has been duly authorized, executed and delivered by the Company.
(x)None of the Company or any of its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).
(y)The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).
(z)(i) None of the Company, any of its subsidiaries or affiliates, or any director, officer, employee, or, to the Company’s knowledge, agent or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or
(B)located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Kherson and Zaporizhzhia, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii)The Company and each of its subsidiaries, (a) have not, since April 24, 2019, knowingly engaged in, (b) are not now knowingly engaged in, and (c) will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(aa)The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;
(ii)to fund or facilitate any money laundering or terrorist financing activities; or
(iii)in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(bb)The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened.  The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(cc)The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statements of income, comprehensive income, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein; except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the rules and regulations of the Commission promulgated thereunder; all disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with

Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
(dd)No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.
(ee)The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) necessary to the conduct of their businesses; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; and (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
(ff)(i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(gg)(i) The Company and each of its subsidiaries have materially complied and are presently in material compliance with all applicable internal and external privacy policies of the Company and its subsidiaries, contractual obligations of the Company and its subsidiaries, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, governing the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any written notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate material non-compliance with any Data Security Obligation; and (iii) to the knowledge of the Company, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance by the Company or any of its subsidiaries with any Data Security Obligation.

(hh)The Company and its subsidiaries have implemented and complied with information technology, information security, cyber security and data protection controls, policies and procedures that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). The Company and its subsidiaries are not aware of any such Breach that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the respective businesses now operated by each of them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the absence of the permit, license, approval, consent or other authorization or the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.
(jj)Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
(kk)The Company and each of its subsidiaries have (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it (including any interest, additions to tax or penalties applicable thereto), except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.
(ll)The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(mm)The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company believes, after reasonable inquiry, are reliable and accurate and such data agree with the sources from which they are derived, and no consent for the use of such data is required other than those consents that have been obtained.
(nn)No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act or the rules and regulations of the Commission promulgated thereunder to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and that is not so described.
(oo)Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken and neither will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or result in a violation of Regulation M under the Exchange Act.
(pp)No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(rr)Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.
(ss)The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.
(tt)The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Live Oak Banking Company, a North Carolina chartered banking corporation and wholly owned subsidiary of the Company (the “Bank”) holds the requisite authority to do business as a state chartered bank under the laws of the state of North Carolina.
(uu)Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Federal Deposit Insurance Corporation (the “FDIC”)) or the supervision or regulation of the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.
(vv)Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or where the failure to be in compliance would not result in a Material Adverse Effect, the Company and its subsidiaries conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the FDIC, the North Carolina Commissioner of Banks (the “Commissioner”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity); neither the Company nor its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect.
(ww)The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.
(xx)Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries; and such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.
(yy)Except as has or would not reasonably be expected to result in a Material Adverse Effect, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time; the Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued; neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.
(zz)Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the Federal Reserve Board (other than orders applicable to bank holding companies and their subsidiaries generally), the FDIC, the Commissioner or any other Governmental Entity, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
2.Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Shares set forth in Schedule I hereto opposite its name at $24.2125 per share (the “Purchase Price”).
3.Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public upon the terms set forth in the Prospectus.
4.Payment and Delivery. Payment for the Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 4, 2025 or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
The Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date. The Shares shall be delivered to the Representatives on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
5.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;
(ii)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(iii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Wyrick Robbins Yates & Ponton LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
(d)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
With respect to the negative assurance letters to be delivered pursuant to Section 5(c) and 5(d) above, Wyrick Robbins Yates & Ponton LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinion of Wyrick Robbins Yates & Ponton LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
(e)The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of (i) Forvis Mazars, LLP, former independent public accountants to the Company, and (ii) KPMG LLP, independent public accountants to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(f)At the time of execution of this Agreement and on the Closing Date, the Underwriters shall have received a certificate of the chief financial officer of the

Company, dated the date hereof or the Closing Date, as the case may be, with respect to certain data of the Company contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Underwriters.
(g)At the Closing Date, the Depositary Shares shall have been approved for listing on NYSE under the symbol “LOB PR A,” subject only to official notice of issuance and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to NYSE issuers.
(h)Prior to Closing Date, the Designation shall have been duly filed with the Secretary of State of the State of North Carolina, with evidence of such filing provided to the Underwriters, and shall be in full force and effect.
6.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)To furnish to the Representatives, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.
(b)Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
(d)Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the

Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g)To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.
(h)To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)To use its best efforts to effect and maintain the listing of the Shares on NYSE and will file with NYSE all documents and notices required by NYSE of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by NYSE.
(j)To prepare a final term sheet substantially in the form attached as Exhibit A hereto, containing only the information that describes the final terms of the Securities and the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.
(k)To file, prior to the Closing Date, the Designation with the Secretary of State of the State of North Carolina.
(l)To cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of The Depository Trust Company (“DTC”).
(m)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Designation with the Secretary of State of the State of North Carolina and the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder and under the Deposit Agreement for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(n)The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.
The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Preferred Stock or Shares or securities substantially similar to the Preferred Stock or Shares or any securities convertible into or exercisable or exchangeable for preferred stock of the Company (or depositary shares in respect thereof), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Preferred Stock or Depositary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Stock or Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Preferred Stock or Shares or securities substantially similar to the Preferred Stock or Shares or any securities convertible into or exercisable or exchangeable for preferred stock of the Company (or depositary shares in respect thereof). The restrictions contained in the foregoing sentence shall not apply to the Securities to be sold hereunder.
7.Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter (other than, for the avoidance of doubt, the final term sheet prepared by the Company and filed with the Commission substantially in the form attached as Exhibit A hereto).
8.Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.
(b)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Prospectus: the concession figure in the third paragraph under the caption “Underwriting” and the information contained in the eighth paragraph concerning distributions, price stabilization, and short positions under the caption “Underwriting.”
(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(d)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Shares set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
(e)The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
9.Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this

Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of NYSE, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
10.Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
11.Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
12.Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
14.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
15.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
16.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to (i) Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (ii) to RBC Capital Markets, LLC at Brookfield Place 200 Vesey Street, 8th Floor, New York, NY 10281, Telephone: (212) 618-7706, Email: TMGUS@rbccm.com, Attention: DCM Transaction Management/Scott Primrose; (iii) UBS Securities LLC at 1285 Avenue of the Americas New York, New York 10019, Attention: Fixed Income Syndicate, Telephone number: (203) 719-1088, Email: dl-synd-stamford@ubs.com; and (iv) Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, E-mail: USCapitalMarkets@kbw.com, Attention: KBW Capital Markets; and if to the Company shall be delivered, mailed or sent to 1741 Tiburon Drive, Wilmington, North Carolina 28403, Attention: Gregory W. Seward.

Very truly yours, LIVE OAK BANCSHARES, INC.
By:	/s/ Walter J. Phifer
Name: Walter J. Phifer
Title: Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC
RBC CAPITAL MARKETS, LLC
UBS SECURITIES LLC
KEEFE, BRUYETTE & WOODS, INC.
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC
By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Executive Director

By:	RBC Capital Markets, LLC
By:	/s/ Catherine Awong
Name: Catherine Awong
Title: Authorized Signatory

By:	UBS Securities LLC
By:	/s/ Jay Anderson
Name: Jay Anderson
Title: Managing Director
By:	/s/ Aaditya Niranjan
Name: Aaditya Niranjan
Title: Director

By:	Keefe, Bruyette & Woods, Inc.
By:	/s/ Frank Cicero
Name: Frank Cicero
Title: Managing Director

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. LLC	1,120,000
RBC Capital Markets, LLC	1,120,000
UBS Securities LLC	1,120,000
Keefe, Bruyette & Woods, Inc.	640,000

Total:	4,000,000

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SCHEDULE II
Time of Sale Prospectus
Prospectus dated January 17, 2023 relating to the Shelf Securities
Preliminary Prospectus dated July 28, 2025 relating to the Shares
Pricing Term Sheet dated July 28, 2025 relating to the Shares (attached as Exhibit A hereto)

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EXHIBIT A
Pricing Term Sheet

Free Writing Prospectus Filed pursuant to Rule 433 Registration No. 333-269263
July 28, 2025

4,000,000 Depositary Shares, Each Representing a 1/40th Interest in a Share of 8.375% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock

Term Sheet

Issuer:	Live Oak Bancshares, Inc. (the “Company”)
Security[1]:
Depositary shares (“Depositary Shares”), each representing a 1/40th interest in a share of the Company’s 8.375% Fixed Rate Series A Non- Cumulative Perpetual Preferred Stock, without par value (“Series A preferred stock”)

Aggregate Liquidation Amount:	$100,000,000 (4,000,000 Depositary Shares)
Liquidation Preference:	$1,000 per share of Series A preferred stock (equivalent to $25 per depositary share)
Dividend Rate (Non-cumulative):
If declared, dividends will accrue and be payable, quarterly in arrears at a rate of 8.375% per annum, on March 15, June 15, September 15, and December 15 of each year, commencing on September 15, 2025, except in each case where such day is not a business day.

Day Count Convention	360-day year of twelve 30-day months.
Term:	Perpetual
Trade Date:	July 28, 2025
Settlement Date:	August 4, 2025 (T + 5)
Optional Redemption:
The Company may redeem the Series A preferred stock at its option, subject to regulatory approval (if then required), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on any dividend payment date on or after September 15, 2030 or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined in the Preliminary Prospectus Supplement). If the Company redeems the Series A preferred stock, the depositary is expected to redeem a proportionate number of depositary shares.

1 Neither the Depositary Shares nor the Series A preferred stock is a savings account, deposit or other obligation of any of the Company’s bank or non-bank subsidiaries, and neither is insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
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Public Offering Price:	$25 per Depositary Share (equivalent to $1,000 per share of Series A preferred stock)
Underwriting Discount and Commission:	$0.7875 per Depositary Share
Net Proceeds (after underwriting discounts and commissions, before expenses) to the Issuer:	$96,850,000.00
Use of Proceeds:
Net proceeds from the offering are expected to be used for general corporate purposes, including to support balance sheet growth at Live Oak Banking Company and to enhance the Company’s capital position.

Joint Book-Running Managers:	Morgan Stanley & Co. LLC RBC Capital Markets, LLC UBS Securities LLC Keefe, Bruyette & Woods, Inc.
Depositary:	Broadridge Corporate Issuer Solutions, Inc. will be the transfer agent, registrar and depositary for the Series A preferred stock and the depositary shares.
Listing:
The Company intends to file an application to list the depositary shares on the New York Stock Exchange (“NYSE”) under the symbol “LOB PR A”. If the application is approved, trading of the depositary shares on NYSE is expected to begin within 30 days after the date of initial issuance of the depositary shares.

CUSIP/ISIN for the Depositary Shares:	53803X 402 / US53803X4025

The Depositary Shares are not deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

We expect that delivery of the Depositary Shares will be made against payment for the Depositary Shares on or about the Settlement Date indicated above, which will be the fifth business day following the Trade Date indicated above (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day following the date of any contract for sale (such settlement cycle being referred to as “T+1”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares on any date prior to one business day before the Settlement Date will be required, by virtue of the fact that the Depositary Shares will settle in T+5, to specify alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.
The Company has filed a “shelf” registration statement (File No. 333-269263) (including a base prospectus (the “Base Prospectus”) on January 17, 2023 and the related Preliminary Prospectus Supplement on July 28, 2025 with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the Base Prospectus, the Preliminary Prospectus Supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the Base Prospectus and the related Preliminary Prospectus Supplement if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, RBC Capital Markets, LLC toll-free at 1- 866-375-6829, UBS Securities LLC toll-free at 1-833-481-0269 or Keefe, Bruyette & Woods, A Stifel Company at 1-800-966-1559.

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This pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this pricing term sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the
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information in the Preliminary Prospectus Supplement. Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein. Capitalized terms used in this pricing term sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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